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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form S-6 (the "Registration Statement") of our reports dated February 22, 2002, relating to the financial statements of American Family Life Insurance Company and American Family Variable Account I which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
April 29, 2002